CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders Putnam California Tax Exempt Income Fund:

We consent to the use of our report dated November 10, 2005 incorporated in this Registration Statement by reference, for the Putnam California Tax Exempt Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/S/ KPMG LLP Boston, Massachusetts January 26, 2006